Exhibit 99.1

         Kodak Has 4th-Quarter Reported Net Income of 7 Cents Per Share;
EPS from Continuing Operations, Excluding Non-Operational Items, Totals 70 Cents

    ROCHESTER, N.Y.--(BUSINESS WIRE)--Jan. 22, 2004--Eastman Kodak Company today said fourth-quarter reported net income totaled 7 cents per share and operating cash flow excluding acquisitions was in line with the company's expectations, reflecting the improving financial performance in Kodak's digital products and services.
    Kodak's net income for the quarter included a gain from discontinued operations of 4 cents per share and net income from continuing operations of 3 cents per share. Excluding the impact of previously announced focused cost reductions and other one-time items, earnings from continuing operations were 70 cents per share. The earnings include the positive impact of changes in estimates, totaling 11 cents per share, relating to employee-benefit and incentive-compensation accruals reported in prior quarters. The company's earnings guidance for 2003 was a range of $2.10 per share to $2.20 per share, implying fourth-quarter 2003 guidance of 48 cents per share to 58 cents per share.

    For the fourth quarter of 2003:

    -- Sales totaled $3.778 billion, an increase of 10% from $3.441 billion in the fourth quarter of 2002. Excluding foreign exchange, sales increased 4%.

    -- The company reported net income of $19 million, or 7 cents per share, compared with reported net income of $113 million, or 39 cents per share, in the fourth quarter of 2002. The net gain from discontinued operations of 4 cents per share reflects the reversal of certain environmental and tax reserves that are no longer required.

    -- Earnings from continuing operations, excluding the impact of focused cost reductions and other one-time items, were $199 million, or 70 cents per share. The adjustments include a charge of 66 cents per share related to the previously announced focused cost reductions; a charge of 2 cents per share for purchased R&D; a charge of 2 cents per share related to legal settlements; and a one-cent per share charge related to the write-down of venture investments. These charges were offset in part by a reversal of an environmental reserve and a tax benefit related to the donation of certain patents totaling 4 cents per share. In the fourth quarter of 2002, earnings from continuing operations, excluding restructuring and other one-time items, were $191 million, or 65 cents per share.

    "Kodak continues to deliver on its strategy by growing our digital businesses and managing smartly our traditional businesses," said Kodak Chairman and Chief Executive Officer, Daniel A. Carp. "We expect the economics of our digital businesses to continue to improve in 2004, and we will continue our effort to reduce costs across all of our operations. We also anticipate generating enough cash flow in 2004 to pay down debt while maintaining the required level of investment to pursue our strategic objectives."

    Other fourth-quarter 2003 highlights from continuing operations:

    -- Kodak recorded solid cash flow for the quarter and for the year.

    -- For the quarter, operating cash flow excluding acquisitions was $525 million, an increase of $112 million from the fourth quarter of 2002. The increase reflects the previously announced change to the dividend payout, offset in part by a smaller decline in receivables than occurred in the year-ago quarter. (Kodak defines operating cash flow excluding acquisitions as net cash provided by continuing operations, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), plus proceeds from the sale of assets minus capital expenditures, investments in unconsolidated affiliates and dividends.)

    -- For the year, operating cash flow excluding acquisitions was $727 million, compared with $1.020 billion in 2002.

    -- Debt increased $642 million from the year-ago level to $3.248 billion, and the company's debt-to-capital ratio increased to 49.9% from 48.4% a year ago. The company held $1.250 billion in cash on its balance sheet at the end of the year, up from $569 million at the end of 2002. Net debt, or total debt minus cash, totaled $1.998 billion at the end of 2003, compared with $2.037 billion at the end of 2002.

    -- Gross Profit on an operational basis declined to 32.6%, down from the year-ago level of 35.5%.

    -- Selling, General and Administrative expenses on an operational basis were 19.2% of sales, down from 20.2% in the year-ago quarter.

    The segment results from continuing operations for the fourth quarter of 2003 are as follows:

    -- Photography segment sales totaled $2.618 billion, up 9%. Earnings from operations for the segment were $141 million on a GAAP and an operational basis, down from $174 million a year ago. Highlights for the quarter included an 87% increase in sales of KODAK EASYSHARE consumer digital cameras; strong sales of the KODAK EASYSHARE Printer Docks; a 55% increase in online photofinishing sales by Ofoto; an 11% increase in sales of photo-quality inkjet paper; and a 7% increase in the sales of KODAK Picture Maker kiosks and related media. For the full-year 2003, the company estimates that worldwide consumer film industry volumes declined about 8%.

    -- Health Imaging sales were $704 million, up 14%. Earnings from operations for the segment were $134 million on an operational basis, up from $117 million a year ago. On a GAAP basis, earnings from operations were $124 million in the fourth quarter of 2003. The exclusion of $10 million for in-process R&D charges accounts for the difference in the operational and GAAP earnings from operations for the segment. Highlights included a 26% increase in sales of digital products and services, among them the KODAK DIRECTVIEW PACS System 5 for radiologists.

    -- Commercial Imaging sales were $432 million, up 9%. Earnings from operations were unchanged at $49 million on a GAAP and an operational basis. The segment's results reflect in part strong sales of document scanners, and a positive sales and earnings contribution from the modification of a long-term contract.

    -- All Other sales were $24 million, down 4% from the year-ago quarter. Losses from operations totaled $20 million on a GAAP and an operational basis, compared with losses of $7 million. The All Other category includes Sensors, Optics and miscellaneous businesses, as well as the Kodak Display business.

    Full-year results:

    -- For the year, sales were $13.317 billion, up 4% compared with $12.835 billion in 2002. Excluding the impact of currency, sales were down 1% compared with a year ago.

    -- Net earnings for the year totaled $265 million, or 92 cents a share, compared with $770 million, or $2.64 per share, in 2002. Excluding the discontinued operations, earnings from continuing operations totaled $238 million, or 83 cents per share. Excluding the impact of focused cost reductions and other one-time items, earnings from continuing operations in 2003 were $662 million, or $2.31 per share. In 2002, earnings from continuing operations, excluding focused cost reductions and other one-time items, were $787 million, or $2.70 per share.

    Earnings Outlook:

    -- For 2004, Kodak expects operational per-share earnings to range between $2.25 and $2.55, and GAAP earnings to range between 80 cents and $1.30. The company also expects operating cash flow excluding acquisitions of $485 million to $615 million, based on sales of $13.8 billion to $14.2 billion. For the first quarter, the company expects operational earnings per share to approximate those of the year-ago period.

    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's growth in sales and earnings, cash generation, tax rate, and debt are forward-looking statements.

    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including:

    -- The successful implementation of our recently announced digitally-oriented growth strategy;

    -- Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED), and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    -- Completion of information systems upgrades, including SAP, our enterprise system software;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Integration of newly acquired businesses;

    --  Improvement in manufacturing productivity and techniques;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of future focused cost reductions, including personnel reductions;

    -- Development of our business in emerging markets like China, India, Brazil, Mexico and Russia;

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology evolution, including the analog-to-digital transition;

    --  Continuing customer consolidation and buying power;

    -- General economic, business, geopolitical and public health conditions; and

    -- Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission.

    Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

Editor's Note: For additional information about Kodak, visit our web site on the Internet at:

    www.kodak.com

    2004




Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED
(in millions, except per share data)

                             Three Months Ended Twelve Months Ended
                                 December 31         December 31
                             ------------------  ------------------
                                 2003   2002        2003    2002

    Net sales                   $3,778 $3,441     $13,317  $12,835
    Cost of goods sold           2,561  2,235       9,033    8,225
                                ------ ------     -------  -------
    Gross profit                 1,217  1,206       4,284    4,610

    Selling, general and
     administrative expenses       727    703       2,648    2,530
    Research and development costs 214    195         781      762
    Restructuring costs and other  256    107         484       98
                                ------ ------     -------  -------

    Earnings from continuing
     operations before interest,
     other charges, and income
     taxes                          20    201         371    1,220
    Interest expense                44     45         148      173
    Other charges                   12     27          51      101
                                ------ ------     -------  -------

    (Loss) earnings from
     continuing operations
     before income taxes          (36)    129         172      946

    (Benefit) provision for income
     taxes                        (43)    (1)        (66)      153
                                ------ ------     -------  -------

    Earnings from continuing
     operations                      7    130         238      793

    Earnings (loss) from
     discontinued
     operations, net of
     provision for
     income taxes for
     the three and
     twelve months ended
     Dec. 31, 2003
     of $5, and net of
     income tax
     benefits for the
     three and twelve
     months ended
     Dec. 31, 2002 of $11
     and $15, respectively          12   (17)          27     (23)
                                ------ ------     -------  -------
    NET EARNINGS                  $ 19  $ 113       $ 265    $ 770
                                ====== ======     =======  =======

   Basic and diluted earnings
    (loss) per share:
    Continuing operations        $ .03  $ .45       $ .83   $ 2.72
    Discontinued operations        .04  (.06)         .09    (.08)
                                ------ ------     -------  -------
    Total                        $ .07  $ .39       $ .92   $ 2.64
                                ====== ======     =======  =======

   Number of common shares
    used in
    basic earnings (loss)
    per share                    286.6  291.0       286.5    291.5
   Incremental shares from
    assumed conversion of
    options                        0.0    0.9         0.1      0.2
                                ------ ------     -------  -------

   Number of common shares
    used in
    diluted earnings (loss)
    per share                    286.6  291.9       286.6    291.7
                                ====== ======     =======  =======

   Cash dividends per share      $ .00  $ .90      $ 1.15   $ 1.80
                                ====== ======     =======  =======

SUPPLEMENTAL INFORMATION - UNAUDITED
(in millions)

                             Three Months Ended Twelve Months Ended
                                  December 31        December 31
                             ------------------ -------------------
                                 2003   2002        2003   2002

    Provision for depreciation   $ 210  $ 217       $ 830    $ 818
    After-tax exchange (losses)
     gains and effect of
     translation
     of net monetary items         (6)      2        (17)     (14)
    Cash dividends declared         -     264         330      525
    Capital expenditures           153    215         506      577

Net Sales from Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)


                           Three Months Ended Twelve Months Ended
                                December 31        December 31
                           ------------------- --------------------
                            2003   2002 Change    2003   2002 Change

    Photography

     Inside the U.S.       $1,144 $1,101 + 4%  $ 3,812 $ 4,034 - 6%
     Outside the U.S.       1,474  1,300 +13     5,420   4,968 + 9
                           ------ ------ ---   ------- ------- ---
    Total Photography       2,618  2,401 + 9     9,232   9,002 + 3
                           ------ ------ ---   ------- ------- ---

    Health Imaging
     Inside the U.S.          306    297 + 3     1,061   1,088 - 2
     Outside the U.S.         398    322 +24     1,370   1,186 +16
                           ------ ------ ---   ------- ------- ---
    Total Health Imaging      704    619 +14     2,431   2,274 + 7
                           ------ ------ ---   ------- ------- ---

    Commercial Imaging
     Inside the U.S.          255    226 +13       912     818 +11
     Outside the U.S.         177    170 + 4       647     638 + 1
                           ------ ------ ---   ------- ------- ---
    Total Commercial
     Imaging                  432    396 + 9     1,559   1,456 + 7
                           ------ ------ ---   ------- ------- ---

    All Other
     Inside the U.S.            9     13 -31        44      53 -17
     Outside the U.S.          15     12 +25        51      50 + 2
                           ------ ------ ---   ------- ------- ---
    Total All Other            24     25 - 4        95     103 - 8
                           ------ ------ ---   ------- ------- ---

    Consolidated total     $3,778 $3,441 +10%  $13,317 $12,835 + 4%
                           ====== ====== ===   ======= ======= ===
 ---------------------------------------------------------------------

Earnings (Loss) from Continuing Operations Before Interest, Other
Charges, and Income Taxes by Reportable Segment and All Other -
Unaudited
(in millions)

                            Three Months Ended   Twelve Months Ended
                                December 31           December 31
                          --------------------- ---------------------
                              2003 2002 Change    2003  2002   Change

    Photography              $ 141 $ 174 - 19%   $ 418   $ 771 - 46%
     Percent of Sales         5.4%  7.2%          4.5%    8.6%

    Health Imaging           $ 124 $ 117 + 6%    $ 481   $ 431 + 12%
     Percent of Sales        17.6% 18.9%         19.8%   19.0%

    Commercial Imaging        $ 49  $ 49   0%    $ 166   $ 192 - 14%
     Percent of Sales        11.3% 12.4%         10.6%   13.2%

    All Other               $ (20) $ (7) -186%  $ (78)  $ (28) -179%
     Percent of Sales      (83.3%)(28.0%)      (82.1%) (27.2%)
                          ------- ------ ----   ------  ------ ----
   Total of segments         $ 294 $ 333 - 12%   $ 987 $1,366 - 28%
    Percent of Sales          7.8%  9.7%          7.4%   10.6%

    Strategic asset
     impairments               (3)   (9)           (3)    (32)
    Impairment of Burrell
     Companies' net assets
     held for sale              -     -            (9)      -
    Restructuring costs
     and other               (272) (123)         (557)   (114)
    Donation to technology
     enterprise                 -     -            (8)      -
    GE settlement               -     -           (12)      -
    Patent infringement
     claim settlement           -     -           (14)      -
    Prior year acquisition
     settlement                 -     -           (14)      -
    Legal settlements          (8)    -            (8)      -
    Environmental reserve
     reversal                   9     -             9       -
                           ------ ------ ----   ------ ------  ----
    Consolidated total       $ 20 $ 201  - 90%  $ 371  $1,220  - 70%
                          ======= ====== ====   ====== ======  ====
      Percent of Sales        1.0%  5.8%          2.8%    9.5%

 ---------------------------------------------------------------------

Earnings (Loss) From Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                           Three Months Ended Twelve Months Ended
                                December 31        December 31
                           ------------------- -------------------
                              2003 2002 Change   2003  2002  Change

    Photography             $ 123 $ 140 - 12%   $ 347 $ 550  - 37%
     Percent of Sales         4.7%  5.8%          3.8%  6.1%

    Health Imaging           $ 95  $ 92 + 3%    $ 382 $ 313  + 22%
     Percent of Sales        13.5% 14.9%         15.7% 13.8%

    Commercial Imaging       $ 32  $ 11 +191%    $ 99 $  83  + 19%
     Percent of Sales         7.4%  2.8%          6.4%  5.7%

    All Other               $ (21) $ (4)-425%   $ (73)$ (23) -217%
     Percent of Sales      (87.5%)(16.0%)      (76.8%) (22.3%)
                          ------- ------ ----   ------ ------ ----

    Total of segments       $ 229 $ 239 - 4%    $ 755 $ 923  - 18%
     Percent of Sales         6.1%  6.9%          5.7%  7.2%

    Strategic asset &
     venture investment
     impairments               (7)  (16)           (7) (50)
    Impairment of Burrell
     Companies' net assets
     held for sale              -     -            (9)   -
    Restructuring costs
     and other               (272) (123)         (557) (114)
    Donation to technology
     enterprise                 -     -            (8)    -
    GE settlement               -     -           (12)    -
    Patent infringement
     claim settlement           -     -           (14)    -
    Prior year acquisition
     settlement                 -     -           (14)    -
    Legal settlements          (8)    -            (8)    -
    Environmental reserve
     reversal                   9     -             9     -
    Interest expense          (44)  (45)         (148) (173)
    Other corporate items       3     5            11    14
    Tax benefit - contribution
     of patents                 5     -            13     -
    Tax benefit -
     PictureVision
     subsidiary closure         -     -             -    45
    Tax benefit - Kodak
     Imagex Japan               -     -             -    46
    Income tax effects on
     above items and taxes
     not allocated to
     segments                  92    70           227   102
                           ------ ------ ----   ------ ----- ----
    Consolidated total        $ 7 $ 130 - 95%   $ 238 $ 793 - 70%
                           ====== ====== ====   ====== ===== ====
      Percent of Sales        0.2%  3.8%          1.8%  6.2%

 --------------------------------------------------------------------

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

                                 Dec. 31,             Dec. 31,
                                   2003                 2002
                               (Unaudited)

    ASSETS

    CURRENT ASSETS

    Cash and cash equivalents    $ 1,250              $   569
    Receivables, net               2,389                2,234
    Inventories, net               1,075                1,062
    Deferred income taxes            610                  512
    Other current assets             131                  157
                                 -------              -------

    Total current assets           5,455                4,534
                                 -------              -------

    Property, plant and
     equipment, net                5,094                5,420
    Goodwill, net                  1,384                  981
    Other long-term assets         2,826                2,559
                                 -------              -------

    TOTAL ASSETS                 $14,759              $13,494
                                 =======              =======
---------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and other current
 liabilities                     $ 3,707              $ 3,351
Short-term borrowings                946                1,442
Accrued income taxes                 595                  709
                                 -------              -------

    Total current liabilities      5,248                5,502

OTHER LIABILITIES
Long-term debt, net of
 current portion                   2,302                1,164
Postretirement liabilities         3,344                3,412
Other long-term liabilities          601                  639
                                 -------              -------
   Total liabilities              11,495               10,717

SHAREHOLDERS' EQUITY
Common stock at par                  978                  978
Additional paid in capital           850                  849
Retained earnings                  7,527                7,611
Accumulated other comprehensive
 loss                              (231)                 (771)
Unearned restricted stock            (8)                    -
                                 -------              -------
                                   9,116                8,667
Less: Treasury stock at cost       5,852                5,890
                                 -------              -------
 Total shareholders' equity        3,264                2,777
                                 -------              -------

 TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY           $14,759              $13,494
                                 =======              =======

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF CASH FLOWS - UNAUDITED
(in millions)

                                      Twelve Months Ended
                                          December 31
                                      ------------------
                                         2003   2002

Cash flows relating to operating activities:
Net earnings $ 265 $ 770
Adjustments to reconcile to net cash
provided by operating activities:
  (Gain) loss from discontinued
   operations                            (27)     23
  Equity in losses from
   unconsolidated affiliates              52     105
  Gain on sale of assets                 (11)    (24)
  Depreciation and amortization          830     818
  Purchased research and development      32       -
  Restructuring costs, asset
   impairments and
   other non-cash charges                156      85
  Provision (benefit) for deferred taxes  43    (224)
  (Increase) decrease in receivables      (9)    263
  Decrease in inventories                128      88
  Increase in liabilities excluding
   borrowings                             18      29
  Other items, net                       149     285
                                       ------  ------
     Total adjustments                 1,361   1,448
                                       ------  ------

     Net cash provided by continuing
      operations                       1,626   2,218
                                       ------  ------
     Net cash provided by (used in)
      discontinued operations             19     (14)
                                       ------  ------

     Net cash provided by
      operating activities             1,645    2,204
                                       ------  ------

Cash flows relating to investing activities:
  Additions to properties               (506)    (577)
  Net proceeds from sales of
   businesses/assets                      26       27
  Acquisitions, net of cash acquired    (697)     (72)
  Investments in unconsolidated
   affiliates                            (89)    (123)
  Marketable securities - purchases      (87)    (101)
  Marketable securities - sales           86       88
                                       ------  ------
   Net cash used in investing
    activities                        (1,267)    (758)
                                       ------  ------

Cash flows relating to financing activities:
  Net decrease in borrowings with original
   maturity of 90 days or less          (574)    (210)
  Proceeds from other borrowings       1,693      759
  Repayment of other borrowings         (531)  (1,146)
  Dividend payments                     (330)    (525)
  Exercise of employee stock options      12       51
  Stock repurchase programs                -     (260)
                                       ------  ------

    Net cash provided by (used in) financing
     activities                          270   (1,331)
                                       ------  ------

Effect of exchange rate changes on cash   33        6
                                       ------  ------
Net increase in cash and cash
 equivalents                             681      121
Cash and cash equivalents,
 beginning of year                       569      448
                                       ------  ------
Cash and cash equivalents,
 end of year                          $1,250    $ 569
                                       ======  ======

----------------------------------------------------------------------